      As filed with the Securities and Exchange Commission on May 25, 1999
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        GLOBAL PHARMACEUTICAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                          65-0403311
 (State or Other Jurisdiction of                 (I.R.S. Employer Identification
 of Incorporation or Organization)                              Number)

                           Castor & Kensington Avenues
                        Philadelphia, Pennsylvania 19124
               (Address of Principal Executive Offices) (Zip Code)

           GLOBAL PHARMACEUTICAL CORPORATION 1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                BARRY R. EDWARDS
                        GLOBAL PHARMACEUTICAL CORPORATION
                           Castor & Kensington Avenues
                        Philadelphia, Pennsylvania 19124
                     (Name and Address of Agent For Service)

   Telephone Number, Including Area Code, of Agent for Service: (215) 289-2220

                                   ----------

           Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            SHELDON G. NUSSBAUM, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000

                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed Maximum           Proposed Maximum
Title Of Securities To Be           Amount To Be              Offering Price Per         Aggregate Offering        Amount Of
Registered                          Registered(1)             Share(2)                   Price(2)                  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par             200,000 shares               $2.953125                   $590,625                   $165
value
====================================================================================================================================

(1) Represents the number of additional shares of Common Stock that may be purchased upon exercise of options granted under the Global Pharmaceutical Corporation 1995 Stock Incentive Plan.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on May 24, 1999.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information called for in Part I of Form S-8 will be sent or given to individuals awarded options under the Global Pharmaceutical Corporation 1995 Stock Incentive Plan adopted by Global Pharmaceutical Corporation and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




         The contents of the Registration Statements on Form S-8 (Registration No. 333-41595 and No. 333-58345) of Global Pharmaceutical Corporation, as filed with the Securities and Exchange Commission on December 5, 1997 and July 1, 1998, respectively, are incorporated herein by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 25th day of May, 1999.

                            GLOBAL PHARMACEUTICAL
                              CORPORATION


                            By: /s/ Barry R. Edwards
                                -------------------------
                                    Barry R. Edwards
                                    President and
                                    Chief Executive Officer


                                   ----------


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Barrly R. Edwards and Cornel C. Spiegler, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature               Title                                  Date
      ---------               -----                                  ----

/s/ Barry R. Edwards          President, Chief Executive           May 25, 1999
---------------------------   Officer (Principal Executive
Barry R. Edwards              Officer) and Director

/s/ Cornel C. Spiegler        Vice President -- Administration     May 25, 1999
---------------------------   and Chief Financial Officer
Cornel C. Spiegler            (Principal Financial Officer
                              and Principal Accounting Officer)


/s/ Robert L. Burr            Director                             May 25, 1999
---------------------------
Robert L. Burr


/s/ Philip R. Chapman         Director                             May 25, 1999
---------------------------
Philip R. Chapman


/s/ David J. Edwards          Director                             May 25, 1999
---------------------------
David J. Edwards


/s/ Gary Escandon             Director                             May 25, 1999
---------------------------
Gary Escandon


/s/ George F. Keane           Director                             May 25, 1999
---------------------------
George F. Keane


/s/ Michael Markbreiter       Director                             May 25, 1999
---------------------------
Michael Markbreiter


                              Director                             May 25, 1999
---------------------------
Max L. Mendelsohn


/s/ John W. Rowe              Director                             May 25, 1999
---------------------------
John W. Rowe, M.D.


/s/ Udi Toledano              Director                             May 25, 1999
---------------------------
Udi Toledano

                                INDEX TO EXHIBITS


Exhibit
  No.          Description
-------        -----------

4.1*     --    Global Pharmaceutical Corporation 1995 Stock Incentive Plan, as
               amended.

4.2*     --    Form of Incentive Stock Option Agreement.

4.3      --    Amendments to Global Pharmaceutical Corporation 1995 Stock
               Incentive Plan.

5        --    Opinion of Fulbright & Jaworski L.L.P.

23.1     --    Consent of PricewaterhouseCoopers LLP.

23.2     --    Consent of Fulbright & Jaworski L.L.P. (included
               in Exhibit 5).

24       --    Power of Attorney (included in signature page).













---------------------
* Incorporated by reference from the Registration Statement on Form S-8 (No. 333-41595) of Global Pharmaceutical Corporation, previously filed with the Securities and Exchange Commission on December 5, 1997.